EXHIBIT 99.1

ENDRA Life Sciences Closes Up to $14.4 Million Private

Placement and Launches Crypto Treasury Strategy with $3

Million in Initial HYPE Token Holdings

Company Officially Launches Digital Asset Treasury Strategy Focused on the Highest Conviction Holdings of Arca Investment Management to Enhance Long-Term Shareholder Value

ANN ARBOR, Mich. (October 23, 2025) – ENDRA Life Sciences Inc. (Nasdaq: NDRA) (“ENDRA” or the “Company”), a pioneer in imaging technologies for the early detection and monitoring of metabolic dysfunction associated liver disease (“MASLD”) and metabolic dysfunction associated steatohepatitis (“MASH”), has successfully closed its previously announced private investment in public equity ("PIPE") financing led by institutional and cryptocurrency investors.

The PIPE resulted in gross proceeds of approximately $4.9 million, before deducting placement agent fees and other offering expenses, with the potential for up to an additional $9.5 million in gross proceeds in the future from warrant exercises.

Simultaneously, ENDRA unveiled the first deployment of its digital asset treasury (“DAT”) strategy with the purchase of 78,863.1 HYPE tokens, valued at approximately $3 million as of October 21, 2025. HYPE is a leading token in the decentralized perpetual futures ecosystem and represents one of Arca Investment Management’s highest conviction holdings in the DeFi space.

“This marks a foundational step in our long-term digital asset treasury strategy,” said Alexander Tokman, CEO of ENDRA Life Sciences. “By aligning with Arca’s most strategic positions in DeFi, we are not just preserving capital – we are actively putting it to work in some of the most innovative and yield-generating digital asset ecosystems in the world.”

ENDRA’s DAT strategy is built to do more than simply hold crypto. It combines long-term digital asset exposure with active yield-enhancement techniques, including options overlays, staking, and DeFi participation – all guided by robust trade-level and portfolio-level risk controls.

The goal is to grow tokens-per-share, generate flexible income for reinvestment, and create optionality to pursue crypto-related M&A and future capital strategies, all while enhancing shareholder value.

“We’re constructing a disciplined digital asset portfolio designed to compound capital and expand our strategic footprint,” added Tokman.

Lucid Capital Markets acted as the sole placement agent for the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (“TAEUS®”), a ground-breaking technology being developed to assess tissue fat content and monitor tissue ablation during minimally invasive procedures, at the point of patient care. TAEUS® is focused on the measurement of fat in the liver as a means to assess and monitor steatotic liver disease and metabolic dysfunction-associated steatohepatitis, chronic liver conditions that affect over two billion people globally, and for which there are no practical diagnostic tools. ENDRA also has launched a digital asset treasury strategy directed at the highest conviction holdings of Arca Investment Management, LLC in the DeFi sector, beginning with the cryptocurrencies of the pioneering decentralized exchanges and protocols, with a focus on perpetual futures such as HYPE. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” “anticipate,” “attempt,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “hope,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “will,” “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the results of the proposed offering; expectations regarding our DAT strategy and ability to execute such strategy successfully; our limited commercial and DAT experience, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations or DAT strategy in the future; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; regulatory developments related to crypto assets and crypto asset markets; a determination that we are an investment company under the Investment Company Act of 1940; any changes in the accounting treatment of cryptocurrency holdings; the risk that the price of the Company's common stock may be highly correlated to the price of the digital assets that it holds; our ability to achieve profitability; delays and changes in regulatory requirements, policy and guidelines, including laws and accounting rules applicable to digital assets and potential delays in submitting required regulatory applications or other submissions with respect to U.S. Food and Drug Administration (“FDA”) or other regulatory agency approval; our ability to obtain and maintain required CE mark certifications and secure required FDA and other governmental approvals for our Thermo-Acoustic Enhanced Ultrasound (“TAEUS”) applications; our ability to develop any commercially feasible applications based on our TAEUS technology; market acceptance of our technology; the effect of macroeconomic conditions on our business; results of our human studies, which may be negative or inconclusive; our ability to find and maintain development partners; our reliance on third parties, collaborations, strategic alliances and licensing arrangements to complete our TAEUS business strategy; the amount and nature of competition in the healthcare industry; our ability to protect our intellectual property; potential changes in the healthcare industry or third-party reimbursement practices; our ability to comply with regulation by various federal, state, local and foreign governmental agencies and to maintain necessary regulatory clearances or approvals; our ability to regain compliance with Nasdaq listing standards; our dependence on our senior management team; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and the Risk Factors sections of the preliminary prospectus describing the terms of the proposed offering filed with the SEC. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Investor Relations

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

Alliance Advisors IR

(310) 691-7100

ybriggs@allianceadvisors.com

# # #